EXHIBIT 99.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of October 11, 2017, between S&W Seed Company, a Nevada corporation, with offices at 802 N. Douty St., Hanford, CA 93230 (the "Company"), and each of those persons, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

WITNESSETH:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants and the terms set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 — DEFINITIONS

Section 1.1 Certain Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

"Action" means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

"Affiliate" of a person or entity shall mean any other person or entity directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such person or entity. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

"Business Day" means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Effective Date" means the earliest of the date that (a) all of the Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (b) following the one-year anniversary of the Closing Date, provided that a holder of Shares is not an Affiliate of the Company, all of the Shares may be sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act without volume or manner-of-sale restrictions and counsel to the Company has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Shares pursuant to such exemption, which opinion shall be in form and substance reasonably acceptable to such holders.

"Governmental Authority" means any United States federal, state or local or any foreign government, governmental regulatory or administrative authority, agency or commission or any court, tribunal or judicial body of competent jurisdiction.

"Law" means any foreign, local, state or federal law, ordinance, regulation, order, injunction or decree, or common law or any other binding requirement of a Governmental Authority.

"Liens" means encumbrances, mortgages, claims (pending or threatened), security interests, options, charges, pledges, title defects or objections, easements, encroachments or restrictions of any kind of any nature whatsoever, lock-up arrangements, options or rights of first offer or refusal, or stop transfer order.

"Person" means any entity, whether incorporated or not, organization or individual.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Registration Rights Agreement" means the Registration Rights Agreement in the form attached hereto as Exhibit B to be executed simultaneously herewith.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares by the Purchasers as provided for in the Registration Rights Agreement.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTCCQX, (or any successors to any of the foregoing).

"Transfer Agent" means Transfer Online, Inc.

2.

ARTICLE 2 — PURCHASE AND SALE

Section 2.1 Purchase and Sale of Securities.

At the Closing (as defined in Section 8.1 hereof), the Company will sell and issue to each Purchaser, and each Purchaser will purchase from the Company, the entire number of shares of the Company's authorized and unissued Common Stock set forth under the heading "Shares" opposite such Purchaser's name on Exhibit A (the "Shares"), free and clear of all Liens other than transfer restrictions under applicable securities laws and any Liens resulting from actions of any Purchaser and its Affiliates.

Section 2.2 Purchase Price.

At the Closing, each Purchaser will pay to the Company a purchase price of $3.50 per Share (the "Purchase Price") as payment in full for the Shares purchased by such Purchaser hereunder.

Section 2.3 Deliveries by the Company.

At the Closing, the Company shall deliver or cause to be delivered to the Transfer Agent such documents as may be required by the Transfer Agent to issue certificate(s) for the Shares in each Purchaser's name.

Section 2.4 Deliveries by each Purchaser.

At the Closing, each Purchaser will deliver or cause to be delivered to the Company the aggregate Purchase Price for such Purchaser's Shares by wire transfer of immediately available funds to an account designated by the Company.

ARTICLE 3 — COMPANY REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company.

The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and as of the Closing:

  Organization. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

  Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out the Company's obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company.

3.

  Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement.

  Private Placement. Assuming the accuracy of each Purchaser's representations and warranties set forth in Article 4, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby.

  No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

ARTICLE 4 — PURCHASER REPRESENTATIONS AND WARRANTIES

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as of the date hereof and as of the Closing the following:

Section 4.1 Power and Authority.

Purchaser has the right, power and authority to execute, deliver and perform this Agreement and all the documents and instruments referred to herein and contemplated hereby and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser and will constitute a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except: (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 4.2 No Conflicts.

The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated herein by Purchaser will not: (i) violate, conflict with, result in a breach or default under, cause termination of, create any right of termination under or any adverse change of rights under, (including the acceleration of payments under) any term or condition of, or result in the creation of any Lien pursuant to, any mortgage, indenture, contract, license, permit, instrument, or other agreement, document or instrument to which Purchaser is a party or by which Purchaser or any of its properties may be bound or (ii) violate any provision of Law or any valid and enforceable court order or ruling of any Governmental Authority to which Purchaser is a party or by which Purchaser or its properties may be bound as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

4.

Section 4.3 Required Consents, Approvals and Filings.

No consent or approval is required by virtue of the execution of this Agreement by Purchaser or the consummation of the transactions contemplated herein by Purchaser.

Section 4.4 Accredited Investor.

Purchaser is an accredited investor as that term is defined in Section 501 of Regulation D promulgated under the Securities Act.

Section 4.5 Purchase for Investment.

Purchaser is acquiring the Shares for its own account in the ordinary course of its business, for investment only and not with a view to the distribution thereof in violation of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Section 4.6 Restricted Securities.

Purchaser acknowledges that the Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and, accordingly, the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available and the certificates evidencing the Shares will be legended accordingly. Without limiting the generality of the foregoing, Purchaser acknowledges that, unless the resale of the Shares is covered under an effective registration statement, the Shares may not be sold pursuant to Rule 144 for a period of six (6) months from the date of Closing, and, if such Purchaser is deemed an affiliate of the Company at the time of such future sale, that it must comply with the volume and manner of sale restrictions of Rule 144 applicable to affiliates of an issuer.

Section 4.7 Sophistication.

Purchaser has, independently and without reliance upon the Company and its Affiliates, and based on such documents and information as Purchaser has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition of the Company, investment merits and consequences of its purchase of the Shares and made its own decision with respect to its purchase of the Shares. Purchaser has consulted to the extent deemed appropriate by it with its own advisers as to the financial, tax, legal and related matters concerning a purchase of the Shares and on that basis understands the financial, legal, tax and related consequences of a purchase of the Shares, and believes that a purchase of the Shares is suitable and appropriate for it. Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares. Purchaser understands that its investment in the Shares involves a significant degree of risk including a risk of total loss of its investment, and it is fully aware of and understands all the risk factors related to its purchase of the Shares. Purchaser has received information deemed by it to be sufficient to allow it to make an independent and informed decision with respect to its acquisition of the Shares contemplated hereunder.

5.

Section 4.8 Broker.

Purchaser has not employed any broker or finder in connection with the transactions contemplated by its Agreement.

Section 4.9 No General Solicitation.

Purchaser did not learn of the investment in the Shares as a result of any public advertising or general solicitation, including without limitation, by means of a registration statement or prospectus.

ARTICLE 5 — OTHER AGREEMENTS OF THE PARTIES

Section 5.1 Consents and Approvals.

The Company and each Purchaser shall take, or cause to be taken, all commercially reasonable actions and shall do, or cause to be done, all commercially reasonable things necessary under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement and the transactions contemplated hereby by any Governmental Authority with regulatory jurisdiction over enforcement of any applicable antitrust or other similar regulatory Laws ("Governmental Regulatory Authority") (which actions shall include, without limitation, furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Regulatory Authority).

Section 5.2 Taxes.

All liability for sales, transfer, use, gross receipt, stamp or other similar taxes arising out of the transactions contemplated by this Agreement shall be borne by the Company. Responsibility for collecting and paying such taxes shall be as required under applicable Law.

Section 5.3 Registration.

The Company will include the Shares as "Registrable Securities" pursuant to the terms of the Registration Rights Agreement. This Section 5.3 shall survive the Closing.

Section 5.4 Rule 144 Legal Opinions.

From time-to-time following the satisfaction of the applicable conditions to the public sale of the Shares by a Purchaser as set forth in Rule 144 promulgated under the Securities Act, the Company agrees promptly following the request therefor from any Purchaser to cause its counsel to provide to the Company and its transfer agent, if required, an opinion to the effect that such transfer does not require registration of the Shares under the Securities Act.

6.

Section 5.5 Transfer Restrictions.

(a) The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares, other than pursuant to an effective registration statement or pursuant to an exemption from registration under the Securities Act, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company (it being agreed that the opinion of a Purchaser's in-house counsel shall be acceptable to the Company), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of granting any transferee of Shares any rights pursuant to this Agreement or the Registration Rights Agreement, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) Each Purchaser agrees to the imprinting, so long as is required by this Section 5.5 hereof, of a legend on any of the Shares in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SECURITIES COMMISSION OF ANY STATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD (I) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 5.5, it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.5. Certificates for Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of such Purchaser's custodian with the Depository Trust Company System as directed by such Purchaser.

7.

(e) Each Purchaser agrees with the Company that such Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 5.5 is predicated upon the Company's reliance upon this understanding.

Section 5.6 Integration.

The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 5.7 Replacement of Shares.

If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

Section 5.8 WAIVER OF JURY TRIAL.

IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

ARTICLE 6 — CONDITIONS TO THE COMPANY'S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby will be subject to the satisfaction (or written waiver by the Company), at or prior to the Closing, of the condition that there shall be in effect no injunction, decree or order of, any Governmental Authority that prohibits or renders unlawful the consummation of the transactions contemplated hereby.

ARTICLE 7 — CONDITIONS TO PURCHASERS' OBLIGATIONS

The obligation of each Purchaser to consummate the transactions contemplated hereby is subject to the satisfaction (or written waiver by such Purchaser), at or prior to the Closing, of the condition that there shall be in effect no injunction, decree or order of, any Governmental Authority that prohibits or renders unlawful the consummation of the transactions contemplated hereby.

8.

ARTICLE 8 — CLOSING

Section 8.1 Closing.

Assuming the satisfaction or, if permitted, the waiver of the conditions set forth in Articles 6 and 7 hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place on the date of this Agreement, at the Company's offices, or such other time and/or date as the parties may agree upon in writing (the "Closing Date"). At the Closing, the Company will make the deliveries set forth in Section 2.3, and each Purchaser will deliver the aggregate Purchase Price for such Purchaser's Shares in accordance with Section 2.4.

ARTICLE 9 — MISCELLANEOUS

Section 9.1 Entire Agreement.

This Agreement and the Registration Rights Agreement constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.

Section 9.2 Waivers.

No waiver by a party with respect to any breach or default or of any right or remedy and no course of dealing or performance, will be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver is expressed in writing signed by the party to be bound. Failure of a party to exercise any right will not be deemed a waiver of such right or rights in the future.

Section 9.3 Parties Bound by Agreement; Successors and Assigns; Nature of the Company's Obligations.

The terms, conditions and obligations of this Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Neither of the parties hereto may transfer or assign its rights, duties or obligations hereunder or any part thereof to any other person or entity without the prior written consent of the other parties hereto.

Section 9.4 Counterparts

This Agreement may be executed in multiple counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

9.

Section 9.5 Notices.

All notices, requests and other communications to any party hereunder shall be in writing and shall be given (and shall be deemed to have been duly given when received or first refused) (i) by hand delivery, (ii) by overnight courier, express mail service or registered or certified mail, in each case with postage or fees prepaid, or (iii) by facsimile or email transmission (with a copy of any such notice sent by hand delivery, overnight courier, express mail service or registered or certified mail, in each case with postage or fees prepaid) to the Company at the following address and to any Purchaser at the address currently in the Company's records (or at such other address for a party as shall be specified by like notice):

S&W Seed Company
802 N. Douty St.
Hanford, CA 93230
Attention: Matthew K. Szot, Chief Financial Officer
Facsimile: (559) 884-2750
Email: mszot@swseedco.com

Section 9.6 Governing Law; Submission to Jurisdiction.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Registration Rights Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Registration Rights Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Sacramento. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Sacramento for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement or the Registration Rights Agreement), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an Action or Proceeding to enforce any provisions of this Agreement or the Registration Rights Agreement, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

Section 9.7 No Third-Party Beneficiaries.

There exists no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

10.

Section 9.8 Fees and Expenses.

Each party hereto shall bear its own expenses in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

Section 9.9 Survival.

The representations and warranties of the Company and the Purchasers contained in Article 3 and Article 4 hereof, and the agreements and covenants set forth in Article 5 hereof, shall survive the Closing and the delivery of the Shares.

Section 9.10 Amendments; Waivers.

No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders of a majority of the Shares purchased (or to be purchased) pursuant to this Agreement as set forth on Exhibit A hereto, and in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 9.11 Interpretation.

Words of the masculine gender will be deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular number will include the plural number and vice versa unless the context will otherwise indicate. The headings of this Agreement are for convenience and do not define or limit the provisions hereof. Words importing persons include firms, associations and corporations. The term "herein," "hereunder," "hereby," "hereto," "hereof" and any similar terms refer to this Agreement, the term "heretofore" means before the date of execution of this Agreement and the term "hereafter" means after the date of execution of this Agreement. References herein to "include," "includes" or "including" shall mean without limitation.

[SIGNATURE PAGE FOLLOWS]

11.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

S&W SEED COMPANY

By: /s/ Matthew K. Szot
Matthew K. Szot
Executive Vice President of Finance and
Administration and Chief Financial Officer

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PURCHASER:

/s/ Mark W. Wong
Mark W. Wong

EXHIBIT A

SCHEDULE OF PURCHASERS

NAME AND ADDRESS	SHARES	PURCHASE PRICE
MARK W. WONG	75,000	$262,500

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of October [__], 2017, is made by and between S&W Seed Company, a Nevada corporation (the "Company"), and Mark W. Wong (the "Investor"), pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and the Investor (the "Purchase Agreement").

WITNESSETH

WHEREAS, the Company and the Investor have entered into the Purchase Agreement providing for the offer and sale of 75,000 shares of the Company's Common Stock (the "Shares") in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder; and

WHEREAS, as an inducement to the Investor to purchase the Shares, the Company has agreed to provide the Investor with certain registration rights.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

  The term "Board" means the Board of Directors of the Company.

  The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

  The term "Commission" means the United States Securities and Exchange Commission or any successor agency.

  The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  The term "Person" (but not "person") means any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

  The term "Purchase Price" means $[___] per Share.

  The term "Rights Offering" means the rights offering pursuant to which the Company plans distribute to holders of its Common Stock and warrants to purchase shares of its Common Stock, at no charge, non-transferable subscription rights to purchase shares of the Company's Common Stock, as described in the Registration Statement on Form S-1 initially filed by the Company on October 4, 2017.

  The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Any terms used in this Agreement and not defined herein shall have the meanings given such terms in the Purchase Agreement.

ARTICLE II

REGISTRATION OF COMMON STOCK; INDEMNIFICATION

Section 2.01   Registrable Securities. For the purposes of this Agreement, "Registrable Securities" means the Shares; provided that (i) any Shares will cease to be Registrable Securities, and (ii) the Company will not be obligated to maintain the effectiveness of the Shelf Registration Statement (as defined below), and the Company's obligations under Section 2.02 hereof will cease, with respect to the Registrable Securities of a holder thereof (a "Holder") following the date on which (a) such securities have been sold or otherwise transferred by the Holder thereof pursuant to an effective registration statement; or (b) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act. The period of time during which the Company is required to keep the Shelf Registration Statement effective is referred to as the "Effectiveness Period."

Section 2.02   Registration. Within thirty (30) Business Days following the date on which the Company completes the Rights Offering, the Company shall prepare and file a resale registration statement on Form S-3 or another applicable form, if Form S-3 is not then available, registering offers and sales of Registrable Securities held by the Investor pursuant to Rule 415 under the Securities Act (such registration statement together with all exhibits thereto and any post-effective amendment thereto that becomes effective, the "Shelf Registration Statement"). The Company may supplement the Shelf Registration Statement from time to time to register securities other than Registrable Securities for sale for the account of any Person; provided, however, that such supplement will be permitted only so long as the Commission rules provide that such supplement does not give the Commission the right to review the Shelf Registration Statement; and provided, further, that such supplement does not adversely affect the rights of the Investor.

Section 2.03   Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Article II, the Company will use its best efforts to:

2.

  cause the Shelf Registration Statement (and any other related registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as practicable following the filing thereof but not later than 180 days after the Closing Date;

  prepare and file with the Commission the amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to keep the Shelf Registration Statement continuously effective until the disposition of all securities in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Shelf Registration Statement will be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to the dispositions;

  (i) at least five (5) Business Days before filing with the Commission, furnish to each Holder and its counsel (if any) copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review and reasonable comment of such Holder and its counsel; (ii) furnish to each Holder of Registrable Securities a reasonable number of copies of the Shelf Registration Statement, of each amendment and supplement thereto, and of the prospectus included in the Shelf Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and the other documents (including exhibits to any of the foregoing), as the Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such Holder; (iii) respond as promptly as practicable to any comments received from the Commission with respect to each Shelf Registration Statement or any amendment thereto; and (iv) as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Shelf Registration Statement that pertains to the Holders as "Selling Stockholders" but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company;

  register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or "blue sky" laws of the various states as any Holder reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable a Holder to consummate the disposition in such states of the Registrable Securities owned by such Holder, except that the Company will not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 2.03(d), be obligated to be qualified, or to subject itself to taxation in any jurisdiction;

  provide a transfer agent and registrar for the Registrable Securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement;

  notify the Holders promptly, and confirm such notice in writing, (i)(A) when a prospectus as contained in the Shelf Registration Statement (a "Prospectus") or any Prospectus supplement or post-effective amendment has been filed, and (B) with respect to a Shelf Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the existence of any fact or the happening of any event that makes any statement made in such Shelf Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement, Prospectus or documents so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (v) of the Company's reasonable determination that a post-effective amendment to a Shelf Registration Statement would be appropriate, or (vi) of any request by the Commission or other governmental authority for amendments or supplements to a Shelf Registration Statement or related Prospectus or for additional information that pertains to the Holders as "Selling Stockholders" or the "Plan of Distribution;"

3.

  enter into customary agreements (including, in the event the Holders elect to engage an underwriter in connection with the Shelf Registration Statement, an underwriting agreement containing customary terms and conditions) and take all other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that the Company will not be liable for any underwriter's fees, commissions and discounts or similar expenses; and

  make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible time.

Section 2.04   Rule 144. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission that at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

  make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act;

  file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act;

  so long as a Holder owns any unregistered Registrable Securities, furnish to the Holder upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 promulgated under the Securities Act and/or the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and any other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any Registrable Securities without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential), provided, that to the extent such documents and reports are available on the Commission's website, the Company shall not be required to provide the copies contemplated by this subsection (c); and

  take such further action as any Holder may reasonably request to enable such Holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

Section 2.05   Registration and Selling Expenses. All expenses incurred by the Company in connection with the Company's performance of or compliance with this Article II, including, without limitation, (i) all Commission registration and filing fees, (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses and (iv) all fees and disbursements of counsel and accountants retained on behalf of the Company, will be paid by the Company. Each Holder may, at its election, retain its own counsel and other representatives and advisors as it chooses at its own expense.

Section 2.06   Registration Statement Not Declared Effective. The Company and the Holders agree that the Holders will suffer damages if (i) the Shelf Registration Statement is not declared effective by the Commission on or prior to the Scheduled Effective Date, or (ii) the length or frequency of Black-Out Periods (as defined below) exceed the limits set forth in Section 2.07 hereof. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, (x) if the Shelf Registration Statement is not declared effective by the Commission on or prior to the Scheduled Effective Date and on such date or at any time thereafter the Company is not diligently and in good faith making commercially reasonable efforts to have the Shelf Registration Statement declared effective, the Company shall pay an amount in cash as liquidated damages to

4.

each Holder equal to one percent (1%) of the aggregate Purchase Price paid for the Shares by such Holder for each thirty (30) day period after the Scheduled Effective Date during which the Company is failing to make such efforts, up to an aggregate maximum of four percent (4%); and (y) during the continuance of a Black-Out Period beyond the limits set forth in Section 2.07 hereof, the Company shall pay an amount in cash as liquidated damages to each Holder equal to one percent (1%) of the aggregate Purchase Price paid for the Shares by such Holder for each thirty (30) day period during the continuance of a Black-Out Period beyond such limits, pro-rated as applicable for any partial month, up to an aggregate maximum of four percent (4%).

Section 2.07   Inability to Use Prospectus; Black-Out Periods. Each Holder agrees that, upon receipt of any notice from the Company of (i) the happening of any event of the kind described in Sections 2.03(f)(i)(A), 2.03(f)(ii), 2.03(f)(iii), 2.03(f)(iv), 2.03(f)(v) or 2.03(f)(vi) hereof, or (ii) a determination by the Board that it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments such as negotiation of a material transaction which the Company in its sole discretion after consultation with legal counsel, determines it would be obligated to disclose in the Shelf Registration Statement, which disclosure the Company believes would be premature or otherwise inadvisable at such time or would have a material adverse effect on the Company and its stockholders, such Holder will forthwith discontinue disposition of such Registrable Securities pursuant to the Shelf Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.03(b) hereof, or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The period of time in which the use of a Prospectus or Shelf Registration Statement is so suspended shall be referred to as a "Black-Out Period." The Company agrees to so advise such Holder promptly of the commencement and termination of any such Black-Out Period, and the Purchasers agree to keep the fact of such Black-Out Period confidential. The Company shall not impose a Black-Out Period under this Section 2.07 for more than ninety (90) consecutive days and not more than twice in any given twelve (12) month period; provided, that at least sixty (60) days must pass between Black-Out Periods and the total aggregate length of all Black-Out periods within any twelve (12) month period shall not exceed one hundred and twenty (120) days. Notwithstanding the foregoing, the Company may suspend use of any Shelf Registration Statement if the Commission's rules and regulations prohibit the Company from maintaining the effectiveness of a Shelf Registration Statement because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item 2.01 of Form 8-K or any other similar situation until the Company's Form 10-K has been filed or a Form 8-K, including any required pro forma or historical financial statements, has been filed, respectively (provided that the Company shall use its reasonable best efforts to cure any such situation as soon as possible so that the Shelf Registration Statement can be used at the earliest possible time).

Section 2.08   Certain Obligations of Holders.

  As a condition to the inclusion of its Registrable Securities in the Resale Registration Statement, each Holder will furnish to the Company the information regarding the Holder as is legally required in connection with any registration, qualification or compliance referred to in this Article II.

  Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities pursuant to the Shelf Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

  Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Shelf Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Registrable Securities, if applicable, is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with this Agreement and the Shelf Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

5.

  Each Holder is hereby advised that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to sales of the Registrable Securities offered pursuant to the Shelf Registration Statement and agrees not to take any action with respect to any distribution deemed to be made pursuant to the Shelf Registration Statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 2.02 may be assigned in whole or in part by a Holder in connection with the transfer of such Registrable Securities, provided, that: (i) the transfer of the Registrable Securities and the rights to register such Registrable Securities are effected in accordance with applicable securities laws, (ii) the transfer involves not less than fifty percent (50%) of aggregate number of the Registrable Securities, (iii) the Holder gives prior written notice to the Company, and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument reasonably satisfactory in form and substance to the Company and its counsel. Except as specifically permitted by this Section 2.08, the rights of a Holder with respect to Registrable Securities will not be transferable to any other Person, and any attempted transfer will cause all rights of the Holder to registration of Registrable Securities under this Article II to be forfeited, void ab initio and of no further force and effect.

  With the written consent of the Company and each Holder affected or potentially affected by such proposed waiver, any provision of Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 or 2.09 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each waiver, the Company will promptly give written notice thereof to such Holders.

Section 2.09   Indemnification.

  By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder of Registrable Securities being sold, its directors, officers, employees, members, managers, partners, agents, and each other Person, if any, who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such Holder (each, an "Indemnified Person") against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses and all costs incident to investigation or preparation with respect to such losses, claims, damages, liabilities, and expenses and to reimburse such Indemnified Person for such costs as incurred) (collectively, the "Losses") caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by or on behalf of such Holder in writing expressly for use therein or by such Holder's failure to deliver a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same and notified such Holder of such obligation. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees, and agents and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities being sold.

  By the Investor. In connection with any registration statement in which a Holder of Registrable Securities is participating pursuant to this Agreement, each such Holder will, if requested, furnish to the Company in writing information regarding such Holder's ownership of Registrable Securities and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) the Company against all Losses caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and

6.

  contained in such information so furnished to the Company in writing by or on behalf of such Holder expressly for use therein; provided, however, that each Holder's obligation to indemnify the Company hereunder shall be apportioned between each Holder based upon the net amount received by each Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Holders of Registrable Securities sold pursuant to such registration statement, no such Holder being liable to the Company in excess of such apportionment; and provided, further (i) that each Holder's obligation to indemnify the Company hereunder shall be apportioned between each Holder as is appropriate to reflect the relative fault of such Holder on the one hand, and of each other Holder on the other, in connection with the statements or omissions that resulted in such Losses. The relative fault of each Holder on the one hand, and each other Holder on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Holder and the parties' relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission.

  Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

  Defense of Actions. In any case in which any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision, and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from or in addition to the defenses available to such indemnifying party or if a conflict or potential conflict of interest exists, in either of which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The indemnifying party shall lose its right to defend, contest, litigate, and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed). The indemnifying party shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceedings in respect of which indemnity has been sought hereunder by such indemnified party unless (i) such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on the claims that are the subject matter of such proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

  Jointly Indemnifiable Claims. Given that an Indemnified Person may be entitled to indemnification (a "Jointly Indemnifiable Claim") from both the Company, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the "Indemnitee-Related Entities"), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to

7.

  any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the Company, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 2.09(e), entitled to enforce this Section 2.09(e) against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

  Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

  Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances, including the relative fault of such Person, in connection with the statements or omissions that resulted in Losses. The relative fault of each Person shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person and the parties' relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, neither the Investor nor any affiliate of the Investor shall be required to make a contribution in excess of the net amount received by the Investor (or its affiliate) from the sale of Registrable Securities.

ARTICLE III

Miscellaneous

Section 3.01   Inconsistent Agreements. Without the prior written consent of the Investor, the Company shall not enter into any registration rights agreement that conflicts, or is inconsistent, with the provisions of Article II hereof.

Section 3.02   Specific Performance. Each of the Investor and the Company acknowledge and agree that, in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The Investor and the Company hereby agree that, in addition to any other remedy to which the Investor may be entitled at law or in equity, the Investor shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

Section 3.03   Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

Section 3.04   Entire Agreement. Except for the Purchase Agreement, this Agreement (a) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein, and (b) amends and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

8.

Section 3.05   Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier, by electronic or facsimile transmission, or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered, delivered by electronic or facsimile transmission, or telecopied, or one day after delivery to a courier for next-day delivery.

If to the Company, to:

S&W Seed Company
802 N. Douty St.
Hanford CA, 93230
Attention: Matthew K. Szot, Chief Financial Officer
Facsimile: (559) 884-2750
Email: mszot@swseedco.com

Section 3.06   Applicable Law. The substantive laws of the State of California shall govern the interpretation, validity, and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

Section 3.07   Severability. The invalidity, illegality, or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 3.08   Successors; Assigns. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and permitted assigns, including, without limitation and without the need for an express assignment or assumption, any successor in interest to an Investor, whether by a sale of all or substantially all of its assets, merger, consolidation, or otherwise. Neither this Agreement nor the rights or obligations of any party hereunder may be assigned, except as otherwise provided in this Agreement. Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

Section 3.09   No Third-Party Beneficiaries. Nothing in this Agreement creates in any Person not a party to this Agreement (other than permitted assignees and a Person indemnified pursuant to Section 2.08 hereof with respect to such indemnification rights and any Holders of the Registrable Securities with respect to the rights to which they are entitled hereunder ) any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto.

9.

Section 3.10   Amendments. This Agreement may not be amended, modified, or supplemented unless such modification is in writing and signed by the Company and each Investor.

Section 3.11   Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

Section 3.12   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

10.

IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.

COMPANY: S&W Seed Company

By:	_______________________________________
Name:	Matthew K. Szot
Title:	Executive Vice President of Finance and Administration and Chief Financial Officer

INVESTOR:

_______________________________________
Mark W. Wong